                                                                    EXHIBIT 23.2



The Board of Directors
Talus Solutions, Inc. and subsidiary:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ KPMG LLP

KPMG LLP
Atlanta, Georgia
October 17, 2001